Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

BIOVERATIV INC.

at

$105.00 PER SHARE, NET IN CASH

Pursuant to the Offer to Purchase dated February 7, 2018

by

BLINK ACQUISITION CORP.

an indirect wholly-owned subsidiary

of

SANOFI

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE PAST 11:59 P.M., NEW YORK CITY TIME, ON MARCH 7, 2018, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates representing shares of common stock, par value $0.001 per share (the “Share Certificates”), of Bioverativ Inc., a Delaware corporation, are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis or (iii) time will not permit all required documents to reach Continental Stock Transfer & Trust Company, (the “Depositary”) prior to the expiration of the Offer. This Notice of Guaranteed Delivery may be delivered by manually signed facsimile transmission, mail or overnight courier to the Depositary and must include a Guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

The Depositary for the Offer is: Continental Stock Transfer & Trust Company

If delivering by mail: Continental Stock Transfer & Trust Company Attn: Corporate Actions/ Bioverativ Offer P.O. Box 964 New York, N.Y. 10274-0964	By Facsimile Transmission: (212) 616-7610 Confirm Facsimile Receipt by Telephone: (917) 262-2378

If delivering by hand, express mail, courier or any other expedited service:

Continental Stock Transfer & Trust Company

Attn: Corporate Actions/Bioverativ Offer

One State Street - 30th Floor

New York, NY 10004

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE APPROPRIATE LETTER OF TRANSMITTAL.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent’s Message (as defined in Section 2 of the Offer to Purchase) and Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Ladies and Gentlemen:

Pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase, the undersigned hereby tenders to Blink Acquisition Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Sanofi, a French société anonyme, the number of shares of common stock, par value $0.001 per share (the “Shares”), of Bioverativ Inc., a Delaware corporation, specified below, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated February 7, 2018, and in the related Letter of Transmittal (which, together with the Offer to Purchase, as they may be amended or supplemented from time to time, collectively constitute the “Offer”). The undersigned hereby acknowledges receipt of the Letter of Transmittal.

Name(s) of Record Holder(s):

Number of Shares Tendered:

Certificate Number(s) (if available):
(Please type or print)

Address(es):
(Zip Code)

Name of Tendering Institution:

Area Code and Telephone No.(s):

☐ Check if delivery will be by book-entry transfer

Signature(s):

DTC Account No.:

Transaction Code No.:

Dated: , 2018

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby (i) represents that the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended (“Rule 14e-4”), (ii) represents that the tender of Shares effected hereby complies with Rule 14e-4, and (iii) guarantees delivery to Continental Stock Transfer & Trust Company (the “Depositary”), at one of its addresses set forth above, of certificates representing the Shares tendered hereby, in proper form for transfer, or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in either case together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) or, in the case of a book-entry transfer, an Agent’s Message (as defined in Section 2 of the Offer to Purchase), together with any other documents required by the Letter of Transmittal, all within two (2) Nasdaq Stock Market trading days after the date hereof.

Name of Firm

Address

Zip Code

Area Code and Telephone No.

Authorized Signature

Name (Please Print or Type)

Title

Date:                    , 2018

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.

CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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